Exhibit 4.1(b)


                            TWELFTH AMENDMENT TO
                    THE POOLING AND SERVICING AGREEMENT


         TWELFTH AMENDMENT TO POOLING AND SERVICING AGREEMENT, dated as of April 25, 2001 (this "Amendment"), by and between FIRST USA BANK, NATIONAL ASSOCIATION, as Transferor and Servicer (in such capacities, the "Transferor" and the "Servicer," respectively), and THE BANK OF NEW YORK (DELAWARE), as Trustee (in such capacity, the "Trustee").

         WHEREAS, the Transferor, the Servicer and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement, dated as of September 1, 1992 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the "Master Pooling and Servicing Agreement"), by and between the Transferor, the Servicer and the Trustee, for the issuance by the First USA Credit Card Master Trust (the "Trust") of the Investor Certificates and the Exchangeable Transferor Certificate;

         WHEREAS, Section 13.01(a) of the Master Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Investor Certificateholders, may amend the Master Pooling and Servicing Agreement from time to time so long as the Trustee shall have received (i) from each Rating Agency then rating the Investor Certificates, a written notification that such action will not result in a reduction or withdrawal of the rating of any outstanding Series which it is then rating and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Certificateholders;

         WHEREAS, the Trustee has received (i) from each Rating Agency, a letter confirming the current rating of each outstanding Series and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor
Certificateholders; and

         WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

         NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the provisions of the Master Pooling and Servicing Agreement in the manner set forth below.

         Capitalized terms used but not defined herein shall have the meanings assigned to them in the Master Pooling and Servicing Agreement.

         SECTION 1. Defined Terms. Section 1.01 of the Master Pooling and Servicing Agreement is hereby amended by adding the following definitions thereto in the proper order therefor:

                  ""Bank Portfolio" shall mean the VISA(R) and MasterCard(R) accounts originated or owned by the Transferor."

                  ""Permitted Activities" shall mean the primary activities of the Trust, which shall be:

                  (a) holding Receivables transferred from the Transferor and other assets of the Trust, including any Enhancement with respect to any Series and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Transferor, its Affiliates or its agents;

                  (b) issuing Certificates and other interests in the Trust assets;

                  (c) receiving Collections and making payments on such Certificates and interests in accordance with the terms of this Agreement and any Supplement; and

                  (d) engaging in other activities that are necessary or incidental to accomplish these limited purposes."

                  ""SFAS 140" shall mean Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (or any replacement FASB Statement, or amendment or interpretation thereof)."

                  SECTION 2. Amendment to Section 2.01. Section 2.01 of the Master Pooling and Servicing Agreement is hereby amended by adding the following sentence at the end of the first paragraph thereof:

                           "The parties hereto intend to treat the
         foregoing transfer, assignment, set-over and conveyance as a sale, and not as a secured borrowing, for accounting purposes."

                  SECTION 3. Amendment to Section 2.07. Section 2.07 of the Master Pooling and Servicing Agreement is hereby replaced in its entirety with the following:

                  "Section 2.07  Removal of Accounts.

                  (a) Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal ("Removed Accounts") from the Trust. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed Accounts will be reassigned by the Trustee to the Transferor (the "Removal Date"), the Transferor shall give the Trustee and the Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to the Transferor.

                  (b) The Transferor shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

                           (i) The removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur or the Transferor Interest to be an amount less than zero;

                           (ii) on or prior to the Removal Date, the Transferor shall have delivered to the Trustee for execution a written assignment in substantially the form of Exhibit G (the "Reassignment") and, within five Business Days thereafter, or as otherwise agreed upon between the Transferor and the Trustee, the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

                           (iii) the Transferor shall represent and warrant that (x) no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Removed Accounts to be removed from the Trust and (y) (I) a random selection procedure was used by the Transferor in selecting the Removed Accounts and only one such removal of randomly selected Accounts shall occur in the then current Monthly Period, (II) the Removed Accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by such third party or has expired without renewal and which by its terms permits the third party to repurchase the Accounts subject to such arrangement, upon such cancellation or non- renewal and the third party has exercised such repurchase right or (III) such removal of Accounts will not preclude transfers of Receivables to the Trust from being accounted for as sales under generally accepted accounting principles or prevent the Trust from continuing to qualify as a qualifying special purpose entity in accordance with SFAS 140 and the Transferor shall have delivered to the Trustee and each Enhancement Provider an Officer's Certificate, dated the Removal Date, to that effect;

                           (iv) on or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed removal of the Receivables of such Accounts and the Transferor shall have received notice prior to the Removal Date from such Rating Agency that such proposed removal will not result in a downgrade or withdrawal of its then current rating of any outstanding Series of the Investor Certificates; and

                           (v) the Transferor shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in clauses (i) through (iv) above. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

                  Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust."

                  SECTION 4. Amendment to Section 9.02. Section 9.02(a) of the Master Pooling and Servicing Agreement is hereby replaced in its entirety by the following:

                           "(a) If the Transferor shall consent to the
                  appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs shall have been entered against the Transferor (an "Insolvency Event"), the Transferor shall on the day of such Insolvency Event (the "Appointment Day") immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been transferred to the Trust shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV. Within 15 days of the Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 9.02 and requesting instructions from such Holders, which notice shall request each Investor Certificateholder to advise the Trustee in writing that it elects one of the following options: (A) the Investor Certificateholder wishes the Trustee to instruct the Servicer not to sell, dispose of or otherwise liquidate the Receivables, or (B) the Investor Certificateholder wishes the Trustee to instruct the Servicer to sell, dispose of or otherwise liquidate the Receivables and to instruct the Servicer to reconstitute the Trust upon the same terms and conditions set forth herein, or (C) the Investor Certificateholder refuses to advise the Trustee as to the specific action the Trustee shall instruct the Servicer to take. If after 60 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall not have received written instructions of Holders of Investor Certificates representing Undivided Interests aggregating in excess of 50% of the related Invested Amount of each Series (or in the case of a series having more than one class of investor certificates, each class of such series) to the effect that the Trustee shall not instruct the Servicer to sell, dispose of, or otherwise liquidate the Receivables and to instruct the Servicer to reconstitute the Trust upon the same terms and conditions as set forth herein, the Trustee shall instruct the Servicer to proceed to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids and the Servicer shall proceed to consummate the sale, liquidation or disposition of the Receivables as provided above with the highest bidder for the Receivables. If, however, with respect to the portion of the Receivables allocable to any outstanding Series, the holders of more than 50% of the principal amount of each class of such Series instruct the Trustee not to sell the portion of the Receivables allocable to such Series, the Trust shall continue with respect to such Series pursuant to the terms of the Agreement and the Supplement. None of the Transferor, any Affiliate of the Transferor or any agent of the Transferor shall be permitted to purchase such Receivables in such case. The portion of the Receivables allocable to any Series shall be equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the aggregate outstanding Principal Receivables and (C) a fraction the numerator of which is the related Investor Percentage of Collections of Finance Charge Receivables and the denominator of which is the sum of all Investor Percentages with respect to Collections of Finance Charge Receivables for all Series outstanding and (2) the Invested Amount of such Series. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.01 and 9.02 shall not be deemed to be mutually exclusive."

                           SECTION 5. Amendment to Section 10.02. Section 10.02(a) of the Master Pooling and Servicing Agreement is hereby replaced in its entirety with the following:

                           "(a) On and after the receipt by the Servicer of
                  a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall notify each Rating Agency of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Termination Notice appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. The Trustee may obtain bids from any potential successor Servicer. If the Trustee is unable to obtain any bids from any potential successor Servicer and the Servicer delivers an Officer's Certificate to the effect that they cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall notify each Enhancement Provider of the proposed sale of the Receivables and shall provide each such Enhancement Provider an opportunity to bid on the Receivables. None of the Transferor, any Affiliate of the Transferor or any agent of the Transferor shall be permitted to purchase such Receivables in such case. The proceeds of such sale shall be deposited in the Distribution Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of each outstanding Series pursuant to Section 12.03 of the Agreement. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer (but shall have continued authority, to appoint another Person as Successor Servicer). Notwithstanding the above, the Trustee shall, if it is legally unable to act, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk- based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of VISA(R) or MasterCard(R) credit card receivables as the Successor Servicer hereunder.:

                           SECTION 6. Amendment to Section 12.01.
         Subsections 12.01(b) and (c) of the Master Pooling and Servicing Agreement are hereby replaced in their entirety with the following:

                           "(b) In the event that (i) the Trust has not
                  terminated by the last Distribution Date occurring in the second month preceding the Trust Termination Date, and
                  (ii) the Invested Amount of any Series (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Certificates to be made on the related Distribution Date during such month pursuant to
                  Article IV) would be greater than zero, the Servicer shall sell within 30 days after such Transfer Date all the Receivables. The Servicer shall notify each Enhancement Provider of the proposed sale of the Receivables and shall provide each Enhancement Provider an opportunity to bid on the Receivables. None of the Transferor, any Affiliate of the Transferor or any agent of the Transferor shall be permitted to purchase such Receivables in such case. The proceeds of any such sale shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with
                  Article IV; provided, however, that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. During such thirty-day period, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such payments in accordance with the provisions of Article IV.

                           (c) All principal or interest with respect to
                  any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Invested Amount of any Series of Certificates is greater than zero on its Series Termination Date, after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date, the Trustee will sell or cause to be sold, and pay the proceeds to all Certificateholders of such Series pro rata in final payment of all principal of and accrued interest on such Series of Certificates, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the Invested Amount of such Series at the close of business on such date (but not more than an amount of Receivables equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the aggregate outstanding Principal Receivables and (C) a fraction the numerator of which is the related Investor Percentage of Collections of Finance Charge Receivables and the denominator of which is the sum of all Investor Percentages with respect to Collections of Finance Charge Receivables of all Series outstanding and (2) the Invested Amount of such Series). The Trustee shall notify each Enhancement Provider of the proposed sale of such Receivables and shall provide each Enhancement Provider an opportunity to bid on such Receivables. None of the Transferor, any Affiliate of the Transferor or any agent of the Transferor shall be permitted to purchase such Receivables in such case. Any proceeds of such sale in excess of such principal and interest paid shall be paid to the Holder of the Exchangeable Transferor Certificate. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.03."

                           SECTION 7. Amendment to Section 12.02. Sections 12.02(a) of the Master Pooling and Servicing Agreement is hereby replaced in its entirety with the following:

                           "(a) If so provided in any Supplement, the
                  Transferor (so long as the Transferor is the Servicer or an Affiliate of the Servicer) may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on a Distribution Date specified in such Supplement by depositing into the Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.03, the amount specified in such Supplement; provided, however that if the short-term deposits or long-term unsecured debt obligations of the Transferor (or, if neither such deposits nor such obligations of the Transferor are rated by Moody's, then the short-term deposits or long-term unsecured debt obligations of the holding company of the Transferor so long as such holding company is BANK ONE CORPORATION) are not rated at the time of such purchase of Receivables at least P-3 or Baa-3, respectively, by Moody's, no such event shall occur unless the Transferor shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such deposit into the Distribution Account or any Series Account as provided in the related Supplement would not constitute a fraudulent conveyance of the Transferor.

                           SECTION 8. Amendment to Section 13.01.
         Subsection 13.01(a) and (b) of the Master Pooling and Servicing Agreement are hereby replaced in their entirety with the following:

                  "(a) This Agreement or any Supplement may be amended in writing from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of Certificateholders; provided, that such action shall not,
                  (i) as evidenced by an Opinion of Counsel for the Transferor addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder or (ii) as evidenced by an Officer's Certificate, significantly change the Permitted Activities of the Trust; provided further, that each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency and provided, further, that the Trustee may, but shall not be obligated to, enter into any such amendment which materially affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

                           (b) This Agreement or any Supplement may also be
                  amended in writing from time to time by the Servicer, the Transferor and the Trustee (x) with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of each outstanding Series adversely affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of Investor Certificateholders of any Series then issued and outstanding or (y) with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of each outstanding Series for the purpose of significantly changing the Permitted Activities of the Trust if such amendment shall not, as evidenced by an Officer's Certificate, adversely affect in any material respect the interests of any Investor Certificateholder; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificates of such Series without the consent of each Investor Certificateholders of such Series, (ii) change the definition of or the manner of calculating the Invested Amount, the Investor Percentage or the Investor Default Amount of such Series without the consent of each Investor Certificateholder of such Series or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of all Series adversely affected. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise."


                  SECTION 9. Section 13.17. The Master Pooling and Servicing Agreement is hereby amended by adding a new section which reads as follows:

                  "Section 13.17. Characterization of the Trust. For purposes of SFAS 140, the parties hereto intend that the Trust shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its permitted activities shall be limited in accordance with paragraph 35 thereof.

                  If the transfer of the Receivables to the Trust is characterized as a loan to the Transferor secured by Receivables, the Transferor, in such circumstances, agrees that it does not have the right to prepay such loan prior to the maturity date thereof under any circumstances and does hereby irrevocably waive and relinquish such right."

                  SECTION 10. Ratification of Master Pooling and Servicing Agreement. As amended by this Amendment, the Master Pooling and Servicing Agreement is in all respects ratified and confirmed, and the Master Pooling and Servicing Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

                  SECTION 11. Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or portions of this Amendment.

                  SECTION 12. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 13. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                       FIRST USA BANK, NATIONAL ASSOCIATION
                         as Transferor and Servicer


                       By:  /s/ Sharon A. Renchof
                          -------------------------------------------
                             Name: Sharon A. Renchof
                             Title:   Vice President


                       THE BANK OF NEW YORK (DELAWARE),
                       as Trustee


                       By:  /s/ Patrick Burns
                          ------------------------------------------------
                             Name:  Patrick Burns
                             Title:    Senior Vice President